Exhibit 10.40

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

FIFTH AMENDMENT TO THE AMENDED AND RESTATED MANUFACTURING AND SERVICES AGREEMENT

This Fifth Amendment to the Amended and Restated Manufacturing and Services Agreement (the “Fifth Amendment”) is made as of January 11, 2022 (the “Effective Date”) by and between Paratek Pharmaceuticals, Inc., a Delaware corporation with a principal business address at 1000 First Avenue, Suite 200, King of Prussia, PA 19406 (“Paratek”) and CIPAN ̵̶ Companhia Industrial Produtora de Antibióticos, S.A., a corporation organized and existing under the laws of Portugal with an address at Rua da Estação, no42, 2600-726 Castanheira do Ribatejo, Portugal (“CIPAN” and together with Paratek, the “Parties”). Capitalized terms used, but not otherwise defined, herein shall have the meanings set forth in the Agreement.

WHEREAS, Paratek and CIPAN are parties to that certain Amended and Restated Manufacturing and Services Agreement, dated April 18, 2018, as amended by the First Amendment, dated as of February 18, 2019, the Second Amendment, dated as of December 20, 2019, the Third Amendment, dated as of July 28, 2020 and the Fourth Amendment, dated as of December 16, 2020 (the “Agreement”); and

WHEREAS, the Parties now desire to amend the Agreement as set forth in this Fifth Amendment.

NOW THEREFORE, the Parties agree as follows:

1.	Fifth Amendment to the Agreement. The Agreement is amended and modified as follows:
a.	The following new definition shall be added to Section 1.1 in alphabetical order, and the numbering of the respective subsequent definitions shall be updated accordingly:

[***] has the meaning set forth in Section 7.1.1(ii).

b.	Section 7.1 is hereby amended and restated in its entirety as follows:
7.1	Delivery.
7.1.1.

Method of Delivery. All Products shall be delivered either (a) [***] or (b) [***]. Paratek will specify in each purchase order submitted pursuant to Section 2.3 the mode of delivery for the Product being ordered. CIPAN will notify Paratek at least [***] prior to any shipment of Product. Time is of the essence for all deliveries of Products.

(i)

For Product being delivered [***], CIPAN is responsible for the arrangement of transport of Products from the Facility to the shipping destination specified in the purchase order. CIPAN will only use carriers approved by Paratek. All Products shall be suitably prepared and packed for shipment in suitable containers in accordance with sound commercial practices to ensure that Products are delivered in an undamaged condition. CIPAN shall mark the relevant purchase order number on each container and enclose an itemized packing list with such number with the shipment. CIPAN shall hold title to and bear all risk of loss or damage to Products and Materials prior to such item’s delivery to Paratek or its designee hereunder. CIPAN shall ensure that all Product held in storage is stored in accordance with the Specifications until delivery to Paratek under this Agreement and that all storage areas meet cGMP requirements.
(ii)

For Product being delivered [***], CIPAN will store, at its cost and expense, the Product in a storage area that meets cGMP requirements and in accordance with the Specifications. CIPAN will inform Paratek on the date when the Product is available for shipment (but, for clarity, will continue to store such Product until Paratek requests that the Product be shipped from [***]). If requested by Paratek in writing, CIPAN will arrange for the transport (including exportation) of such Products, using a carrier approved by Paratek, from [***] to the shipping destination specified by Paratek and will invoice Paratek for the cost of such transport. All Products shall be suitably prepared and packed for shipment in suitable containers in accordance with sound commercial practices to ensure that Products can be transported in an undamaged condition after Paratek or its designee collect the Products. CIPAN shall mark the relevant purchase order number on each container and enclose an itemized packing list with such number with the shipment. CIPAN shall hold title to and bear all risk of loss or damage to Products and Materials prior to such item’s delivery to Paratek or its designee hereunder. Once the Product is delivered [***], (a) title to the Products will pass to Paratek and (b) subject to CIPAN’s obligations under this Agreement, including CIPAN’s obligation to store the Product in a storage area that meets cGMP requirements and in accordance with the Specifications, risk of loss or damage to the Products will pass to Paratek.

7.1.2

Delays. In the event of any delay in delivery of Product from the delivery date on the applicable purchase order for such Product, if such delay is: [***], unless, in each case ((a) and (b)), such delay is due to a Force Majeure Event causing a worldwide shortage of the applicable Materials, in which case Article 17 shall apply.

c.	Section 10.3.1 is hereby amended and restated in its entirety as follows:
10.3.1.

Paratek shall have a period of [***] from (a) with respect to Product delivered [***] and (b) with respect to Product delivered [***] (the time period set forth in (a) and (b), as applicable based on the method of delivery, the “Inspection Period”) to inspect, or cause to have inspected by a Third Party designated by Paratek, any shipment of Products to determine whether such shipment conforms to Specifications or otherwise breaches CIPAN’s warranties set forth in this Agreement. Paratek shall give CIPAN notice of rejection (“Rejection Notice”) of any shipment of Products that, in whole or part, failed to meet Specifications or which otherwise breached CIPAN’s warranties set forth in this Agreement, in each case at the time of delivery pursuant to Section 7.1.

2.

General Provisions. Unless specifically modified or changed by the terms of the Fifth Amendment, all terms and conditions of the Agreement and the Quality Agreement, between the Parties, dated as of November 2, 2016 (as may be amended from time to time, “Quality Agreement”) shall remain in full force and effect and shall apply fully as described and set forth in the Agreement and Quality Agreement, respectively. In the event of any express conflict or inconsistency between the Fifth Amendment, on one hand, and the Agreement or Quality Agreement on the other hand, the terms and conditions of the Fifth Amendment shall control. This Fifth Amendment, the Quality Agreement and the Agreement constitute the entire understanding among the parties regarding subject matters contained therein and herein and supersede all prior negotiations, commitments, agreements and understandings among them on such subject matters. This Fifth Amendment may be executed in any number of counterparts, either by original or facsimile counterpart, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. This Fifth Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the law of the [***], without regard to the conflict of laws principles thereof.

IN WITNESS WHEREOF, each Party has caused this Fifth Amendment to be executed by its duly authorized representatives as of the Effective Date.

PARATEK PHARMACEUTICALS, INC.

By:	/s/ Jason Burdette
Name:	Jason Burdette
Title:	SVP, Technical Operations

CIPAN Companhia Industrial Produtora de AntibiÓticos, S.A.

By:	/s/ Daniel Rivero
Name:	Daniel Rivero
Title:	Industrial Director

[Signature Page to CIPAN Amendment #5]